Exhibit 99.1

RTW, Inc. 2004 Annual Meeting of Shareholders A View of the Future June 16, 2004

Safe Harbor Rule Disclosure Information discussed at this 2004 Annual Meeting of Shareholders may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and other related laws. While we believe such statements are reasonable, actual results could differ materially from those results that we may express. Please refer to our Safe Harbor disclosure in our 2003 Report on Form 10-K and in our quarterly Reports on Form 10-Q for further inherent limitations.

Overview Vision Proven Competencies A Look at the Past Maintaining the Core Creating the Future Getting There Product Offerings Question and Answer Session

Vision We will transform the workers' compensation system in the United States through an economic model, and in a way that works for the employee, employer and insurer.

Vision (continued) Our basic principles, transforming workers' compensation . . . in a way that works for each of the participants in the system, have endured intact since our founder conceived them...profit, as important as it is, is not the only reason RTW exists; it exists for more fundamental reasons. Our "more fundamental reasons": Saving lives Reducing costs for the employer and the "insurer" Transforming the workers' compensation system

Proven Competencies Knowing makes a difference . . . Applied within the first 48 hours after receiving notice of injury Identifies claims requiring intervention (the "15%" claims) with a 94% degree of accuracy ID15(r)

Proven Competencies (continued) .. . . but knowing is only part of the equation Managing the entire system The RTW Solution(r) Injured Employees Medical Care Providers Employers Workers' Compensation Insurer Legal and Regulatory System The RTW Solution

Proven Competencies (continued) .. . . but knowing is only part of the equation Intervening immediately on the "15%" claims Managing claims to their best possible outcome Best treatment Lowest cost Earliest return to work Returning employees to work and life Communicating timely and effectively with all parties The RTW Solution(r)

Proven Competencies (continued) .. . . Technology makes it possible and efficient Leading-edge proprietary technology Paperless Built to support a half billion dollar organization Interface easily with other systems Provide customers with real-time data access Proprietary Software Solutions

A Look at the Past Earnings Earned $7.0M in 2003 Extended profitability to nine consecutive quarters in the first quarter of 2004

A Look at the Past Reserves and Claims Expense Recorded reserves are conservative Improved claim handling efficiency Closed old claims Reported favorable development

A Look at the Past Premiums in Force (millions) Grew premiums in force Dec. 2002 Dec. 2003 Mar. 2004 Premiums in Force 54.2 58.1 59.5

A Look at the Past Surplus (millions) Improved surplus Dec. 2002 Dec. 2003 Mar. 2004 Premiums in Force 26.8 33 33.3

A Look at the Past A.M. Best Rating Improved our A.M. Best rating to B+ Characterized as a "Secure Rating" Improves access to Insurance Agents in Colorado and Michigan

A Look at the Past Non-Risk Revenue Awarded a Three-Year Contract to service 25% of the Minnesota Assigned Risk Plan in March 2004 Service only contract with no insurance risk Increases our policy base from 700 to 11,000 Adds over $4.0 million in non-risk revenue

A Look at the Past Market Capitalization (millions) Increased market capitalization Dec. 2002 Dec. 2003 Today Premiums in Force 8.6 33 34.6

A View of Today Maintaining the Core Insurance as our primary revenue source Creating the Future Drive new sources of revenue

Maintaining the Core Insurance Leverage our rating into new agency relationships Grow during the hard market and reduce premiums in force to maintain profitability as prices soften Write policies at the right price Non-renew unprofitable business Improve our case and claim management capabilities Improve our ability to handle tough claims Redesign and automate processes to improve efficiency Expand our insurance product offerings

Maintaining the Core (continued) Expand Our Insurance Product Offerings Evaluate developing offerings for: Large deductibles Transformed accounts (RTW "Elite") Small accounts Credit-modified employers

Creating the Future Build RTW as a "service organization" Insurance experience prepared us for today Return to our roots Leverage our vision Diversify our product offerings Thrive in the next soft insurance cycle Increase valuation

Creating the Future (continued) Be the "go to" workers' compensation solution in the United States Create customer focused solutions Offer non-risk products to customers

Getting There Stepping off the Curb Our greatest risk, is not taking one Take appropriate risk Be willing to fail forward Be hungry, growing and aggressive Use size to our advantage - speed and agility drive success Be creative and innovative problem-solvers Invest in competencies that expand our capabilities

How We Get There (continued) Build RTW's capabilities Integrate product offerings both horizontally and vertically Identify leaders who grasp our vision and can make it real Seek strategic partners who: Understand our value Share with us a common purpose Contribute to our success as we offer new non-risk products and enter new markets Hire technical expertise to support our growth

Product Offerings Develop and Deliver Non-Risk, Alternative Product Offerings Leverage our competencies ID15(r) The RTW Solution(r) Proprietary systems solutions Learn as we go and grow as we know Provide what prospective customers want Offer new non-risk products to customers throughout the United States

Product Offerings Who are the "Prospective Customers"? Third Party Administrators Captive Insurers and Groups Insurance Companies Agents and Brokers Assigned Risk Plans Fortune 500 Companies Self-Insured Employers

Product Offerings What We Learned Employers want customized solutions now Prospective customers "get it" ID15(r) creates immediate interest Our systems are superior to those of our competitors The non-risk products offered do not require the resource investment that our insurance or TPA models do There are resources needed that we do not have today The opportunity is real

New Product Offerings What Do Customers Want? Full Service Product Offerings Managing General Agent Services (MGA) Third Party Administration (TPA) Tailored Product Offerings ID15(r) The RTW Solution(r) Return-to-Work Consulting Tail Claim Management

New Product Offerings (continued) A Vision of ID15(r) as "Intel(r) Inside" The Hook (Year 1) ID15(r) as a tool to allocate resources Strengthening the Embrace (Year 2) Develop further penetration into the ER's business Taking Over (Year 3) RTW becomes "Intel(r) Inside" Customer benefits from improved results - WC is not core and should be outsourced Employer becomes hooked on ID15(r) - claim management is not an ER competency and the ER still doesn't know it

New Product Offerings RTW's Transformation Toolbox Insured Products Maintaining the Core ID15(r) As "Intel(r) Inside" TPA Consulting Services MGA Creating the Future

Summary Continue to offer and maintain an insurance product and size that business based on market conditions Diversify into non-risk alternative products Offer customer requested solutions that leverage our competencies Integrate our offerings horizontally and vertically to improve employer productivity Increase the intrinsic value of RTW as a result

Question and Answer Session